Exhibit 23(c)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
MainStreet BankGroup Incorporated
Martinsville, Virginia

We hereby consent to the use in this S-4 Registration Statement of our report, dated January 4, 1996, except for note 14, as to which the date is April 17, 1996, relating to the financial statements of The First National Bank of Clifton Forge as of December 31, 1995 and 1994 and for the years then ended.



                                            PERSINGER & COMPANY, L.L.C.


Covington, Virginia
June 17, 1996